MEMORANDUM AND ARTICLES OF ASSOCIATION OF GREEN DRAGON WOOD PRODUCTS CO. LIMITED Incorporated the 20th day of March 2000

No. 707009

[COPY]
COMPANIES ORDINANCE
(CHAPTER 32)

CERTIFICATE OF INCORPORATION

---------------------------------

I hereby certify that

GREEN DRAGON WOOD PRODUCTS CO. LIMITED

is this day incorporated in Hong Kong under the Companies Ordinance, and that this company is limited.

Issued by the undersigned on 20 March 2000.

(Sd.) R. Cheung
MISS R. CHEUNG

……………………………………………

for Registrar of Companies

Hong Kong

Prepared by
Tims Registration Limited
Tel. 25286928

Company No. 709009

THE COMPANIES ORDINANCE, CHAPTER 32
ORDINARY RESOLUTIONS
OF

GREEN DRAGON WOOD PRODUCTS CO. LIMITED

Passed on the 24th day of July 2002

By written resolutions of all the shareholders of Green Dragon Wood Products Co. Limited pursuant to Article 88 of the company's Articles of Association on 24th July, 2002, the following resolutions were passed as an Ordinary Resolution:

1.

Increase in Authorised Capital

"That the authorised capital of the Company be increased from HK$3,000,000.00 to HK$5,000,000.00 by the creation of 2,000,000 shares of HK$1.00 each which shares shall rank pari passu in all respects with the existing shares in the capital of the Company."

2.

Authority to Allot Shares

"That in accordance with Section 57B of the Companies Ordinance, Cap. 32 of the laws of Hong Kong, the Directors of the Company be and are hereby authorised generally to exercise the power of the Company to allot unissued shares in the share capital of the Company until the conclusion of the Annual General Meeting of the Company commencing next after the date of this Resolution".

I, the undersigned, being the Director of Green Dragon Wood Products Co. Limited hereby certify that the above ordinary resolutions are the true and correct version of the written resolutions passed by all the Shareholders of the Company on 24th July, 2002.

(Sd.) Lee Kwok Leung

Lee Kwok Leung

Director

ii

THE COMPANIES ORDINANCE (CHAPTER 32)

Private Company Limited by Shares

MEMORANDUM OF ASSOCIATION

OF

GREEN DRAGON WOOD PRODUCTS CO. LIMITED

First

The name of the Company is " GREEN DRAGON WOOD PRODUCTS CO. LIMITED

Second

The registered office of the Company will be situated in Hong Kong.

Third

The objects for which the Company is established are:

1.

To establish and carry on all or any of the business of importers, exporters, agents, distributors, manufacturers, warehousemen, merchants, commission agents, contractors, store-keepers, carriers, manufacturers' representatives, commercial, industrial, financial and general agents, brokers, advisers and representatives, forwarding agents and traders both wholesale and retail or otherwise deal in goods produce, raw materials, articles and merchandise in all its branches, and to create, manufacture, produce, import, export, buy, sell, barter, exchange, make advances upon or otherwise deal in goods, produce, commodities and merchandise of all kinds.

2.

To invest in, hold, sell and deal with the stock, shares, bonds, debentures, debenture stock, obligations, notes and securities of any government, state, company, corporation or other body or authority, and to raise and borrow money by the issue of shares, stocks, debenture stock, howsoever and to underwrite any such issue.

3.

To invest and deal with the moneys of the Company not immediately required in such manner as from time to time be determined and to hold, sell or otherwise deal with any investments made.

4.

To draw, make, accept, endorse, discount, negotiate, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

5.

To receive valuables or money on deposit with or without allowances or interest thereon.

6.

To undertake and execute any trusts the undertaking whereof may seem desirable and also to undertake the office of executor, administrator, treasurer or registrar and to keep for any company, government, authority, or body any register relating to any stocks, funds, shares or securities or to undertake any duties in relation to the registration of transfers, the issue of certificates or otherwise.

7.

To improve, manage, construct, repair, develop, exchange, let on ease or otherwise, mortgage, charge, sell, dispose of, turn to account, use in connection with the Company's business or any part thereof, grant licenses, options, rights and privileges in respect of, or otherwise deal with all or any part of the property and tights of the Company, both real and personal.

8.

To purchase or by any other means acquire and take options over any freehold, leasehold other real or personal property for any estate or interest whatever, any rights or privileges of any kind over or in respect of any real or personal property, and to carry on all or any of the business usually carried on by land companies, land investment companies, land and building mortgage companies and building and estate companies in their several branches.

9.

To establish, construct, demolish, resite, rebuild, alter, furnish, improve, maintain, develop, manage, work, control, carry out, and superintend bonded warehouse, warehouses, godowns, stores, shops, dairies, offices, block of flats or offices, flats, houses, roads, hotels, clubs, restaurants, factories, works, places of amusement, buildings, and other works and conveniences of all kinds which may seem calculated directly or indirectly to advance the Company's interests or conducive to the objects of the Company, and to contribute or otherwise assist or take part in the construction, maintenance, development, management, carrying out, working, control and superintendence thereof.

10.

To carry on all or any of the businesses of general contractors, engineering contractors, civil engineers, site formation and plant layout advisers and consultants (whether civil, mechanical, electrical, structural, chemical, aeronautical, marine or otherwise).

11.

To act as trustees or nominees of individuals or clubs or associations or companies whether incorporated or not.

12.

To act as directors, accountants, legal consultants, secretaries and registrars of companies incorporated by law or societies or organisations whether incorporated or not.

13.

To manage, supervise, control or take part in the management, supervision or control of the business or operations of any company or undertaking and for that purpose to appoint and remunerate any directors, accountants, solicitors or other experts or agents.

14.

To act as financial advisers and to facilitate and encourage the creation, issue or conversion of and to offer for public subscription debentures, debenture stock, bonds, obligations, shares, stocks and securities and to act as trustees in connection with any such securities and to establish or to promote or to concur in establishing or promoting any company, association, undertaking or public or private body.

15.

To provide or undertake any other service or facility whether of the kind mentioned above or otherwise which, in the opinion of the Directors, the Company can provide or undertake in the furtherance of its business.

16.

To act as agents or managers for any insurance companies, clubs or associations or for any individual underwriters in connection with its or his or their insurance or underwriting business (wherever the same may be carried on) or any branch of the same.

17.

To insure with any company or person against losses, damages, risks and liabilities of all kinds which may affect this Company and to act as agents and brokers for placing insurance risks of all kinds in all its branches.

18.

To subscribe for, register, take, purchase, or otherwise acquire and hold and to sell, exchange, deal in and otherwise dispose of shares or other interests in or securities of any other company whether having objects similar to or different from those of the Company or carrying on any business capable of being carried on so as directly or indirectly to benefit the Company or enhance the value of any of its property and to co-ordinate, finance and manage the business and operations of any company in which the Company holds any such interest.

19.

To amalgamate with any other company, whose business can conveniently be came on in association with the business of the Company, whether by sale or purchase (for fully or partly-paid shares or otherwise) of the undertaking, subject to the liabilities of the Company or any such other company as aforesaid with or without winding up or by purchase (for fully or partly-paid shares or otherwise) of all or a controlling interest in the share or stock of any such other company, or m any other manner.

20.

To enter into partnership or any arrangement for sharing profits, union of interests or co-operation with any company, firm or person carrying on or proposing to carry on any business within the objects of the Company, or securities of any such company.

21.

To carry on the business of garage, service-station or filling-station proprietors, licensees or operations; or as vehicle manufacturers, assemblers, finishers or repairers; as dealers in oil, petroleum products or motor accessories of all kinds; or as motor, mechanical or electrical engineers.

22.

To carry on all or any of the businesses of travel agents, ticket and booking agents, charter-flight travel contractors, and to facilitate tours and travel and to arrange hotel and accommodation booking and travellers-cheque and credit-card facilities and other facilities for tourists and travellers and to engage in all aspects of the travel and tourist industry.

23.

To purchase or otherwise a wire and to carry on the business or businesses of ship owners, stevedores, wharfingers, carriers, forwarding agents, storage keepers, warehousemen, ship builders, dry-dock keepers, marine engineers, engineers, ship keepers, boat builders, ship and boat repairers, outfitters, brokers and agents, salvors, wreck raisers, divers, auctioneers, valuers and assessors.

24.

To carry on all or any of the businesses of proprietors or licensees of restaurants, refreshment and tea rooms, hotels, motels, inns, apartment houses, tavern, beer-house, spirit merchants, brewers, maltsters, bars for the sale of liquor, lounge, discotheque, clubs, dance halls, cafes and mild and snack bars, and as caterers and contractors, in all their respective branches.

25.

To carry on all or any of the businesses of knitters weave, spinners and manufacturers of and dealers in yams, fabrics, made-ups or other types of textile product made from cotton, wool, silk, rayon, synthetic fibres, artificial silk, flax, hemp, linen, jute or other fibrous substances, bleachers dyers printers and finishers of the said products and substances, and makers of vitriol, bleaching and dyeing materials.

26.

To carry on all or any of the business of costumiers and tailors, fashion artists, dress agents, dressmakers, milliners, boot and shoe manufacturers, makers of underwear, shirt, singlet, nightwear, sportswear, or other kind of garments, makers of mantle, coat, jacket, doublet, waist-coat, robes or other sort of dress, corset, lingerie and brassiere makers, trimmings and lace makers, embroiderers, haberdashers and milliners, glovers, hosiers, makers of towels and napkins, makers of table-cover and table-cloth, furriers, and manufacturers of and dealers in any kind of textile make-up products.

27.

To carry on all or any of the business of manufacturers, exporters importers, repairers, designers, wholesalers, retailers, suppliers and agents of, and dealers in mechanical, electronic and electrical watches, clocks, timepieces and chronological instruments of all kinds and descriptions and all components parts and accessories thereof.

28.

To carry on the business of manufacturers of, suppliers, repairers, programmers, advisers and dealers in electricals, electronics, computers, microcomputers, hardwares, softwares, e-commerce, Internet, accessories, motors, office and industrial appliances and equipments, and toys of all descriptions.

29.

To manufacture plastic goods, articles and any other products in which some plastic parts arc incorporated, and to make moulds, dies, tools and machinery for the production of plastic goods.

30.

To build, establish, maintain, operate and own factories of all kinds in any part of the world.

31.

To apply for, promote, and obtain Licence of any Government department or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company's constitution, or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interest.

32.

To apply for, register, purchase, or by other means acquire and protect, prolong and renew, whether in Hong Kong or elsewhere, any patents, patent rights, brevets d'inventions, licences, secret processes, trade marks, designs, protections and concessions and to disclaim, alter, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire.

33.

To enter into any arrangements with any Governments or authorities (supreme, municipal, local or otherwise) that may seem conducive to the attainment of the Company's objects or any of them, and to obtain from any such Government or authority any charters, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise, and comply with any such charters, decrees, rights, privileges, and concession.

34.

To acquire mines, mining rights, quarries and mineral lands, timber and forestry estates and property and land of every description developed or intended to be developed for the production of raw materials, crops, animal products or agricultural products anywhere throughout the whole world and any interest or concession therein and to explore, work, exercise, develop and turn the same to account.

35.

To carry on business as dealers in, and producers, whether as farmers, market gardeners or processors, of fish, dairy farm, and garden produce of all kinds, including mild, cream, butter, cheese poultry, eggs, fruit and vegetables.

36.

To carry on all or any of the businesses of packing, general warehousemen, godown and ice cold storage operators.

37.

To carry on the business of a transportation company by means of vehicles of whatever kind and howsoever propelled for the carriage of passengers, animals, fl, food-stuffs and goods of whatsoever kind and description.

38.

To carry on business as jewellers, gold and silver smiths, gem merchants, watch and clock makers, electro-platers, dressing-bag makers, importers and exporters of bullion, and to buy, sell and deal in (wholesale and retail diamonds, precious stones, jewellery, watches, cocks, gold and silver plates, electro-plates, cutlery, bronzes, articles of virtue, objects of art, and such other articles and goods as the Company may consider capable of being conveniently dealt in relation to its business and to manufacture and to establish factories for manufacturing goods for the above business.

39.

To carry on all or any or the businesses of publishers, book-sellers, type-founders, book-binders, printers, photographers, film-processors, cine-film producers and cartographers and to do all things necessary or convenient for carrying out such businesses or businesses of a character similar or analogous to the foregoing or any of them or connected herewith.

40.

To establish, found, operate, own support, or aid in the establishment, founding, operating, owning and support of schools, colleges, institutions or other educational establishments of whatsoever kind connected with or incidental to the promotion of any form of education, learning, cultural activity, sport or past-time amongst members of the public.

41.

To borrow and raise money in such manner as the Company shall think fit and to secure the repayment of any money borrowed, raised, or owing, by mortgage, charge, lien or other security upon the whole or any part of the Company's property or assets (whether present or future), including its uncalled capital, and also by a similar mortgage, charge, lien or security to secure and guarantee the performance by the Company of any obligation come binding on it.

42.

To lend and advance money or give credit on such terms as may seem expedient and with or without security to customers and others, to enter into guarantees, contracts of indemnity and suretyships of all kinds other than those in the nature of insurance business, to become security for any persons, firms or companies and to receive money, stocks, bonds, certificates, securities, deeds and property on deposit or for safe custody or management.

43.

To carry on any other business or activity and do any act or thing which in the opinion of the Company is capable of being conveniently carried on or done in connection with the above, or likely directly or indirectly to enhance the value of or render more profitable any of the Company's property or assets or otherwise to advance the interests of the Company or its Members.

44.

To procure the Company to be registered or recognized -in any part of the world and to do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors or otherwise and by or through agents or otherwise and either alone or m conjunction with others.

45.

To enter into any arrangements for profit-sharing with any of the directors or employees of the Company or of any company in which the Company may for the time being hold a share or shares (subject to the consent and approval of such company) and to grant sums by way of bonus or allowance to any such directors or employees or their dependents or connections, and to establish or support, or aid in the establishment and support of, provident and gratuity funds, associations institutions, schools or conveniences calculated to benefit directors or employees of the Company or its predecessors in business or any companies in which the Company owns a share or shares or the dependents or connections of such persons, and to grant pensions and make payments towards insurance.

46.

To support and subscribe to any charitable or public object, and to support and y subscribe to any institution, society, or club which may be for the benefit of the Company or its employees, or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits or charitable aid to any persons who are or have been Directors of, or who are or have been employed by, or who are serving or have served the Company, or of any company which is a subsidiary or associated company of the Comp any or the holding company of the Company or of the predecessors in business of the Company or of any such subsidiary associated or. holding company and to the wives, widows, children and other relatives and dependants of such persons; to make payments towards insurance; and to set up, establish, support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any of such persons and of their wives, widows, children and other relatives and dependants; and to set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary or holding company and to lend money to any sue employees or to trustees on their behalf to enable any such share purchase schemes to be established or maintained.

47.

To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions, for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any company purchasing the same.

48.

To distribute among the Members of the Company in kind any property of the Company of any kind.

49.

To remunerate any person, firm or company rendering services to this Company either by cash payment or by the allotment to ' him or them of Shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

50.

To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing , selling, r guaranteeing the subscription of any Shares or other securities of the Company and to accept stock or shares in, or the debentures, mortgage debentures, or other securities of any other company in payment or part payment for any services rendered, or for any sale made to, or debt owing from, any such company.

51.

To promote trade commerce and industry including the development of manufacturing industrial and natural resources of Hong Kong or elsewhere and to provide such services to any industrial commercial or financial undertaking as the Company may think fit.

52.

To carry on business as financiers, capitalists, financial agents, underwriters (but not in respect of life, marine or fire insurance), concessionaires, brokers and merchants and to undertake and carry on and execute all kinds of financial, commercial, trading and other operations. To carry on all or any of the activities of bankers, stockbrokers and dealers in mutual finds and investment of all kinds.

53.

To guarantee or otherwise support or secure, either with or without the Company receiving any consideration or advantage and whether by personal covenant or by mortgaging or charging all or part of the undertaking, proper, assets and rights (present and future) an uncalled capital of the Company or by both such methods or by any other means whatsoever, the liabilities and obligations of and the payment of any moneys whatsoever (including but not limited to capital, principal, premiums, interest, dividends, costs and expenses on any stocks, shares or securities) by any person, firm or company whatsoever including but not limited to any company which is for the time being the holding company or a subsidiary (both as defined by Section 2 of the Companies Ordinance Cap.32) of the Company or of the Company's holding company or is otherwise associated with the Company in its business,, and to act as agents for the collection, receipt or payment of money, and to enter into any contract of indemnity or suretyship (but not in respect of fire, life, motor and marine insurance business).

54.

To carry on all or any of the businesses of proprietors, managers and agents of theatres, cinemas, picture palaces, music halls, concert halls, ballrooms, swimming pools, circus, skating rings, amusement parks and hippodrome, box office keepers, showmen, exhibitors song, music play, programme and general publishers and printers, scene, proscenium and general painters and decorators, theatrical and musical agents, caters for public and private amusements and entertainments of every description, and to provide the production, presentation, representation, and performance, whether by mechanical means or otherwise, or operas, plays, variety shows, cinematographic shows, stage plays, operettas, burlesques, vaudevilles, revues, ballets, pantomimes, spectacular pieces, promenade and other concerts, musical and dramatic performances or other exhibitions and entertainments of all kinds.

55.

To carry on all or any of the businesses of manufacturers, repairers, exporters, importers, carriers and distributors of and dealers in making, producing, exhibiting, distributing, renting, letting on hire and otherwise exploiting cinematograph, television films, motion pictures, video cassette, video laser disc and film subjects of all kinds, hi-fi equipments, electronic, machinery, merchandise and commodities of all kinds.

56.

To establish, maintain, and operate sea, air, and land transport enterprises (public and private) and all ancillary services and, for these purposes or as independent undertakings, to purchase, take in exchange, charter, hire, build, construct, own, work, manage, and otherwise trade with any kind of ship, vessel, aircraft, flying machine, vehicle, cycle, coach, wagon, or carriage (however powered), with all necessary and convenient equipment, engines, tackle, gear, furniture, fittings and stores or any shares or interests in ships, vessels, aircraft, flying machine, motor and other vehicle, cycle, carnage, coach or wagon, including shares, stocks, or securities of Company's possessed of or interested in any of the above modes of transport, and to maintain, repair, fit out, refit, improve, insure, alter, sell, exchange, or let out on hire or hire purchase, or otherwise deal with and dispose of any ship, vessel, aircraft, flying machine, vehicle, cycle, carriage, coach, wagon, shares, stock, and securities, or any of the engines, tackle, gear, furniture, equipment, and stores of the Company.

57.

To carry on business as general chemists and druggists and to buy, sell, import, export, refine, prepare and otherwise deal in all kinds of phamaceutical, medicinal, and chemical preparations, articles and compounds (whether of animal, vegetable or mineral origin) toilet requisites, cosmetics, paints, pigments, oils and oleginous and saponaceous substances, perfumes and all kinds of unguents and ingredients.

58.

To establish branches, agencies and/or local boards in any place in Hong Kong and elsewhere abroad as the Company may from time to time think fit and the same to regulate, direct and discontinue, dispose of, or otherwise deal with as may seem expedient.

59.

To carry on the business of an Investment Trust Company, or any part or parts of the business usually carried on by such a company.

60.

To establish, maintain, and operate sea, air inland waterway and land transport enterprises (public and private) and all ancillary services.

61.

To carry on business as employment agents, stationers and printers generally, and to act as secretary or agent to, or render or supply any services or accommodation to, or to do any work of any kind for, professional men, engineers, accountants, company secretaries, secretaries, merchants, tradesmen, travellers, manufacturers or others, upon such terms as may be thought fit.

62.

To appoint and remunerate local or overseas representatives and to retain their services for such duration as may be considered necessary by the Company.

63.

To carry on the business or business of typists, stationers,

copyists, lithographers, duplicators, stereotypers, shorthand writers, reporters, adding and calculating specialists, printers, publishers, paper manufacturers, vellum and parchment manufacturers, bookbinders, stencil plate manufacturer and dealers, and newspaper and advertising agents.

64.

To cant' on business and maintain branches abroad in any part of the worlds for all or any of the purposes herein set forth.

65.

To procure the Company to be registered or recognized in any part of the world.

66.

To do all such other things as may be deemed incidental or conducive to the attainment of the above objects or any of them.

The objects set forth in each sub-clause of this clause shall not be restrictively construed but the widest interpretation shall be given thereto, and they shall not, except where the context expressly so requires, be m any way limited or restricted by reference to or inference from any other object or objects set forth in such sub-clause or from the terms of any other sub-clauses or the object or objects therein specified or the powers thereby conferred shall be deemed subsidiary or ancillary to the objects or powers mentioned in any other sub-clause, but the Company shall have as full a power to exercise all or any of the objects conferred by and provided in each of the said sub-clauses as if each sub-clause contained the objects of a separate company.

Fourth

The liability of the members is limited.

Fifth

The capital of the Company is HK$3,000,000.00 divided into 3,000,000 shares of HICK 1.00 each.

The Company shall have the power to increase or reduce the capital of the Company and to create and to issue all or any part of its share capital (whether original increased or reduced) either in Hong Kong dollars or in any other currency or partly in one currency and partly in another and with any preferential, deferred, qualified or special rights, privileges, conditions or restrictions attached thereto. The Company shall have power to divide the shares in the capital for the time being into several classes and to attach thereto respectively preferential, deferred, qualified or special rights, privileges, conditions or restrictions as may be determined by or in accordance with the articles of association of the Company. Subject to the provisions of the Companies Ordinance (Chapter 32), the rights and privileges attached to any of the shares of the Company may be modified, varied, abrogated or dealt with in accordance with the provisions for the time being of the Company's articles of association.

WE, the several persons whose names, addresses and descriptions are hereto subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite to our respective names:

Names, Addresses and Descriptions of Subscribers	Number of Shares Taken by each Subscriber

For and on behalf of

TIMS REGISTRATION LIMITED

(Sd.) Kwan Siu Yee, Sally

........................................................

Authorized Signature(s)

Tims Registration Limited

Suite 1104A, Admiralty Centre,

Tower 1, 18 Harcourt Road, Hong Kong

Corporation

One

For and on behalf of

BILLION WELL NOMINEES LIMITED

(Sd.) Kwan Siu Yee, Sally

.............................................................

Authorized Signature(s)

Billion Well Nominees Limited

Suite 1104A, Admiralty Centre,

Tower 1, 18 Harcourt Road, Hong Kong

Corporation

One
Total Number of Shares Taken	Two

Dated this 14 March 2000

Witness to the above signatures:

(Sd.) Chang Pui Yiu

Suite 1104A, Admiralty Centre,

Tower 1, 18 Harcourt Road, Hong Kong

Company Secretary

THE COMPANIES ORDINANCE (CHAPTER 32)

Private Company Limited by Shares

ARTICLES OF ASSOCIATION

OF

GREEN DRAGON WOOD PRODUCTS CO. LIMITED

Preliminary

1.

In these Articles, unless the subject or context otherwise requires:

“The Company" means the above-named company.

"The directors" means the directors for the time being of the company or if no directors shall have been appointed, then the subscribers to the Company's memorandum of association.

"Month" means calendar month.

"The Ordinance" means the Companies Ordinance (Chapter 32).

"The secretary" means any person, firm or company appointed by the directors to perform the duties of the secretary and includes any acting or temporary secretary.

"The seal" means the common seal of the company.

Words importing the singular number only shall include the plural number and vice versa.

Words importing the masculine gender only shall include the feminine gender.

Words importing persons shall include corporations.

Expressions referring to writing shall be construed as including references to printing, lithography, photography and other modes of representing or reproducing words in a visible form, including transmission by cable or telex.

Save as defined in this Article, words or expressions contained in these Articles shall bear the same meaning as in the Ordinance or any statutory modification thereof in force at the date at which these Articles become binding on the company.

2.

The regulations contained in Table A in the First Schedule to the Ordinance shall not apply to the company.

3.

The business of the company may be commenced as soon after the incorporation of the company as the directors shall think fit and notwithstanding that only part of the shares may have been allotted.

Private Company

4.

The Company is a private company and accordingly the following provisions shall have effect, namely:

(a)

The number of members for the time being of the Company (exclusive of persons who are for the time being in the employment of the Company and of persons who, having been in the employment of the Company, were while in such employment and have continued after the termination of such employment to be members of the company) is not to exceed fifty, but where two or more persons hold one or more shares in the Company jointly, they shall for the purposes of this paragraph be treated as a single member.

(b)

Any invitation to the public to subscribe for any shares, debentures or debenture stock of the Company is hereby prohibited.

(c)

The right of transfer of shares shall be restricted as hereinafter provided.

(d)

The Company shall not have power to issue share warrants to bearer.

Share Capital and Variation of Rights

5.

The Company may by ordinary resolution create and issue all or any part of its share capital (whether original, increased or reduced) either in Hong Kong dollars or in any other currency or partly in one currency and partly in another.

6.

Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with or may subsequently have attached to it such preferred, deferred, qualified or other special rights, privileges, conditions or restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may from time to time by ordinary resolution determine.

7.

Subject to the provision's of section 49 of the Ordinance, any preference shares may, with the sanction of an ordinary resolution, be issued on the terms that they are, or at the option of the company are liable, to be redeemed on such terms and in such manner as the Company before the issue of the shares may by ordinary resolution determine.

8.

If at any time the share capital is divided into different classes of shares, the rights attached to any class may, whether or not the Company is being wound up, be modified, varied, abrogated or otherwise dealt with the sanction of a special resolution of the holders of the shares of the class.

9.

The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pan passu therewith.

10.

The Company may exercise the powers of paying commissions conferred by section 46 of the Ordinance, provided that the rate per cent or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by the said section and the rate of the commission shall not exceed the rate of 10 per cent of the price at which the shares in respect whereof the same is paid are issued or an amount equal to 10 per cent of such price (as the case may be). Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

11.

Except as required by law, no person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

12.

The joint holders of any share shall be jointly and severally liable for all liability in respect of such share but any of them may give effectual receipts for any dividends, bonuses or other moneys payable in respect of such share. The first-named upon the register shall, however, as regards voting, proxy, service of notices and delivery of certificates and dividend warrants, be deemed to be the sole owner of such share.

13.

Every person whose name is entered as a member in the register of members shall be entitled without payment to receive within 2 months after allotment or lodgment of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for I or more of his shares upon payment of $5 for every certificate after the first or such less sum as the directors shall from time to time determine. Every certificate shall be under the scat, or under the official seal kept by the Comp any under section 73A of the Ordinance, and shall specify the shares to which it relates. Provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than 1 certificate, and delivery of a certificate for a share to 1 of several joint holders shall be sufficient delivery to all such holders.

14.

If a share certificate be defaced, lost or destroyed, it may be renewed on payment of a fee of $5 or such less sum and on such terms (if any) as to evidence and indemnity and the payment of out-of-pocket expenses of the Company of investigating evidence as the directors think fit.

15.

The Company shall not give, whether direct or indirectly, and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of or in connexion with a purchase or subscription made or to be made by any person of or for any shares in the Company or in its holding company nor shall the Company make a loan for any purpose whatsoever on the security of its shares or those of its holding company, but this Article shall not prohibit any transaction permitted by section 48 of the Ordinance.

Lien

16.

The Company shall have a first and paramount lien upon all the shares registered in the name of each member (whether solely or jointly with others) and upon the proceeds of sale thereof for his or his estate's debts, liabilities and engagements, solely or jointly with any other person, to or with the Company, whether the period for the payment, fulfillment or discharge thereof shall have actually arrived or not; and such lien shall extend to all dividends from time to time declared in respect of such shares. The lien conferred above shall attach to fully paid up shares and to all shares registered in the name of any person indebted or under liability to the Company, whether he shall be the sole registered holder thereof or shall be one of two or more joint holders.

17.

The Company may sell, in the manner provided by Article 29, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his death or bankruptcy.

18.

To give effect to any such sale the directors may authorize some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

19.

The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the persons entitled to the shares at the date of the sale.

Calls on Shares

20.

The directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times and each member shall (subject to receiving at least 14 days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the directors may determine.

21.

A call shall be deemed to have been made at the time when the resolution of the directors authorizing the call was passed and may be required to be paid by instalments.

22.

The joint holders of a share shall be jointly and severally liable to pay all calls in respect hereof.

23.

If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding 10 per cent per annum as the directors may determine, but the directors shall be at liberty to waive payment of such interest wholly or in part.

24.

Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in case of nonpayment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

25.

The directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

26.

The directors may, if they think fit, receive from any member willing to advance the same, all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become payable) pay interest at such rate, not exceeding (unless the Company in general meeting shall otherwise direct) 8 per cent per annum, as may be agreed upon between the directors and the member paying such sum in advance.

27.

Except as hereinafter provided, no person shall exercise any rights of a member until his name shall have been entered in the register and he shall have paid all calls and other moneys for the time being due and payable on any share held by him.

Transfer of Shares

28.

The right of members to transfer their shares shall not be restricted by any rights of pre-emption.

29.

The instrument of transfer of any share shall be executed by or on behalf of the transferor and the transferee and the transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the register of members in respect thereof.

30.

Subject to such of the restrictions of these Articles as may be applicable, any shares may be transferred by instrument in writing in any usual or common form or any other form which the directors may approve.

31.

The directors may, in their absolute discretion and without assigning any reason therefor, decline to register any transfer of any share, whether or not it is a fully paid share.

32.

The directors may also decline to recognize any instrument of transfer unless:

(a)

a fee of $5 or such lesser sum as the directors may from time to time require is paid to the Company in respect thereof;

(b)

the instrument of transfer is accompanied by the certificate of the shares to which it relates, and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer; and

(c)

the instrument of transfer is in respect of only one class of share.

33.

If the directors refuse to register a transfer they shall within 2 months after the date on which the transfer was lodged with the Company send to the transferor and transferee notice of the refusal.

34.

The registration of transfers may be suspended at such times and for such periods as the directors may from time to time determine, provided always that such registration shall not be suspended in any year for more than 30 days or, where the period for closing the register of members is extended in respect of that year under section 99(2)(a) of the Ordinance, for more than that extended period.

35.

The Company shall be entitled to charge a fee not exceeding $5 on the registration of every rotate, letters of administration, certificate of death or marriage, power of attorney, or other instrument.

Transmission of Shares

36.

In case of the death of a member the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

37.

Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his death or bankruptcy, as the case may be.

38.

If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered he shall testify his election b executing to that person a transfer of the share. Al) the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member.

39.

A person becoming entitled to a share by reason of .. the death or bankruptcy of the holder shall be entitled to the same dividends to which he would be entitled if he were the registered holder of the share:

Provided always that the directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within 90 days the directors may thereafter withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.

40.

Any person to whom the right to any shares in the company has been transmitted by operation of law shall, if the directors refuse to register the transfer, be entitled to call on the directors to furnish within 28 days a statement of the reasons for the refusal.

Forfeiture of Shares

41.

If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

42.

The notice shall name a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

43.

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the directors to that effect.

44.

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the directors think fit.

45.

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares.

46.

A statutory declaration in writing that the declarant is a director or the secretary of the Company and that a share in the Company has been duty forfeited on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

47.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

Conversion of Shares into Stock

48.

The Company may by ordinary resolution convert any paid-up shares into stock and reconvert any stock into paid-up shares of any denomination.

49.

The holders of stock may transfer the same, or any part thereof, in the same manner, and subject to the same regulations, as and subject to which the shares from which the stock arose might previously to conversion have been transferred, or as near thereto as circumstances admit; and the directors may from time to time fix the minimum amount of stock transferable but so that such minimum shall not exceed the nominal amount of the shares from which the stock arose.

50.

The holders of stock shall, according to the amount of stock held by them, have the same rights, privileges and advantages as regards dividends, voting at meetings of the Company and other matters as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the Company and in the assets on winding up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred that privilege or advantage.

51.

Such of the Articles of the company as are applicable to paid-up shares shall apply to stock, and the words "share" and "shareholder" therein shall include "stock" and "stockholder".

Alteration of Capital

52.

The Company may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

53.

The Company may by ordinary resolution:

(a)

consolidate and divide all or any of its share capital into shares of larger amount than its existing shares or into several classes

(b)

sub-divide its existing shares, or any of them, into shares of smaller amount than is fixed by the Company's memorandum of association or into several classes subject, nevertheless, to the provisions of section 53(1)(d) of the Ordinance;

(c)

cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

54.

The Company may by special resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with, and subject to, any incident authorized, and consent require, by law.

Allotment of Shares

55.

The directors shall not exercise any power conferred on them to allot shares in the Company without the prior approval of the Company in general meeting where such approval is required by section 57B of the Ordinance.

56.

Subject to Article 55 the Directors shall have full power to issue shares to such persons and upon such terms (provided that no shares shall be issued at a discount) as they may think fit.

General Meetings

57.

The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year and shall specify the meeting as such in the notices calling it; and not more than 15 months shall elapse between the date of one annual general meeting of the Company and that of the next. Provided that so long as the Company holds its first annual general meeting within 18 months of its incorporation, it need not hold it in the year of its incorporation or in the following year. Subject to Article 61, the annual general meeting shall be held at such time and place in Hong Kong or elsewhere as the directors shall appoint.

58.

In default of a general meeting being held in accordance with the provisions of Article 57, a general meeting shall be held in the month next following the expiry of the time limit set above and may be convened by any two members in the same manner as nearly as possible as that in which meetings are to be convened by the directors.

59.

All general meetings other than annual general meetings shall be called extraordinary general meetings.

60.

The directors may, whenever they think fit, convene an extraordinary general meeting, and extraordinary general meetings shall also be convened on such requisition, or in default, may be convened by such requisitionists, as provided by section 113 of the Ordinance. If at any time there are not within Hong Kong sufficient directors capable of acting to form a quorum, any director or any 2 members of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the directors.

61.

General meetings may be held in such place or places in the world as the majority of the shareholders in both number and value shall from time to time by resolution determine or, if there shall have been no such determination, at such place or places as the directors shall determine.

Notice of General Meetings

62.

An annual general meeting and a meeting called for the passing of a special resolution shall be called by 21 days' notice in writing at the least, and a meeting of the Company other than an annual general meeting or a meeting for the passing of a special resolution shall be called by 14 days' notice in writing at the least. The notice shall be exclusive of the day on which it is served or deemed to be served and of he day for which it is given, and shall specify the place, the day and the hour of meeting and, in case of special business, the general nature of that business, and shall be given, in the manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company in general meeting, to such persons as are, under the Articles of the Company, entitled to receive such notices from the Company:

Provided that a meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in this Article, be deemed to have been duly called if it is so agreed:

(a)

in the case of a meeting called as the annual general meeting, by all the members entitled to attend and vote thereat; and

(b)

in the case of any other meeting, by a majority in number of the members ..having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent in nominal value of the shares giving that right.

63.

The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

Proceedings at General Meetings

64.

All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets, and the reports of the directors and auditors, the election of directors in the place of those retiring and the appointment of, and the fixing oft he remuneration of, the auditors.

65.

No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business and continues to be present until the conclusion of the meeting; save as herein otherwise provided, 2 embers present in person or by proxy shall be a quorum.

66.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the members present shall be a quorum.

67.

The chairman, if any, of the board of directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within 15 minutes after the time appointed for the holding of the meeting or is unwilling to act or is absent from Hong Kong or such other place in which the meeting is to be held or has given notice to the company of his intention not to attend the meeting, the directors present shall elect one of their number to be chairman of the meeting.

68.

If at any meeting no director is willing to act as chairman or if no director is present within 15 minutes after the time appointed for holding the meeting, the members present shall choose one of their number to be chairman of the meeting.

69.

The chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

70.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:

(a)

by the chairman; or

(b)

by any member present in person or by proxy.

Unless a poll be so demanded a declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

The demand for a poll may be withdrawn.

71.

Except as provided in Article 73, if a poll is duly demanded it shall be taken in such manner as the chairman directs, and the results of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

72.

In the case of an equality of votes whether on a show of hands or on a poll the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote.

73.

A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs, and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

Votes of Members

74.

Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member present in person or by proxy shall have I vote, and on a poll every member shall have I vote for each share of which he is the holder.

75.

In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members.

76.

A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other person may, on a poll, vote by proxy.

77.

No person other than a member duly registered and who has paid everything for the time being due from him and payable to the Company in respect of his shares shall be entitled to be present or to vote on any question either personally or by proxy at any general meeting or upon a poll or be reckoned in a quorum at any general meeting and no member shall be entitled to be present or to vote at any general meeting in respect of any share that he has acquired by transfer unless a transfer of the share in respect of which he claims has been registered by the Company.

78.

No objection shall be raised to the qualification of any voter except at the meeting or poll or adjourned meeting or poll at which the vote objected to is given or tendered, 'and every vote not disallowed at such meeting or poll shall be deemed valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting or poll whose decision shall be final and conclusive.

79.

On a poll votes may be given either personally or by proxy.

80.

The instrument appointing a proxy shall be in writing under the hand o the appointor or of his attorney duly authorized in writing, or if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorized. A proxy need not be a member of the Company.

81.

The instrument appointing a proxy, and the power of attorney or other authority, if any, under which it is signed or an office copy or a notarially certified copy of that power or authority shall be deposited at the registered office of the Company at least thirty-six hours before the time fixed for holding the meeting at which the person named in such instrument proposes to attend and vote or, in the case of a poll, at least twenty-four hours before the time appointed for the taking of the poll; otherwise the person so named shall not be entitled to vote at that meeting (or as the case maybe) except with the approval of the chairman of the meeting. No instrument appointing a proxy shall be valid except for the meeting mentioned therein and any adjournment thereof.

82.

An instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit:

"

Limited

I/We

, of

, being a member/members of the above-named company, hereby appoint of or failing him, of as my/our proxy to vote for me/us on my/our behalf at the [annual or extraordinary, as the case may be] general meeting of the company to be held on the day of    19    and at any adjournment thereof.

Signed this

day of

83.

Where it is desired to afford members an opportunity of voting for or against a resolution the instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit:

“

Limited

I/We

, of

being a member/members of the above-named company , hereby appoint

of     or failing him,    of    , as my/our proxy to vote for me/us on my/our behalf at the annual or extraordinary, as the case may be] genera meetingof the company to be held on the   day of thereof.  and at any adjournment

Signed this

day of

19

This form is to be use *in favour of/against the resolution.

Unless otherwise instructed, the proxy will vote as he thinks fit.

*Strike out whichever is not desired. "

84.

The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll or to consent to the holding of a meeting at short notice.

85.

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the company at its registered office before the commencement of the meeting or adjourned meeting at which the proxy is used.

86.

The attorney of any member duly authorised generally or specially by power of attorney shall be entitled to vote on a show of hands or on a poll on behalf of such member provided that the power of attorney appointing him or an office copy or a notarially certified copy of that power of attorney shall have been deposited in the same manner and subject to the same time limits as provided for proxies in Article 81.

Corporations acting by Representatives at Meetings

87.

Any corporation which is a member of the Company may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

Written Resolutions

88.

Notwithstanding the provisions contained in section 116B of the Ordinance, a resolution in writing signed by or on behalf of all the members of the Company or of any class thereof (as the case may be) shall be as valid and effective as if it had been passed as an ordinary or special resolution (as the case may be) at an extra-ordinary meeting of the Company or of the relevant class members (as the case may be) duly called and constituted. Such a resolution may consist of one or more documents in like form signed by one or more members and shall not be invalidated by failure of the secretary to certify the wording of the same prior to signature. A message sent by a member by cable, telex, facsimile or other remote electronic information delivery system shall be deemed to be a document signed by him for the purposes of this Article.

Directors

89.

Unless and until the Company in general meeting shall otherwise determine, the number of directors shall not be less than two. Until the appointment of the first directors the subscribers of the Company's memorandum of association may exercise all the powers of the directors.

90.

The names of the first directors shall be determined in writing by the subscribers of the Company's memorandum of association or a majority of them.

91.

A director may resign from his office at any time by giving written notice to the Company. Such resignation shall take effect whenever it is expressed to do so (provided that it may not operate retrospectively) or upon its earlier acceptance.

92.

(a)

The directors shall be paid out of the funds of the Company remuneration for their services at such rate as shall from time to time be decided by the Company in general meeting.

(b)

All sums paid to the directors by way of remuneration shall be divided amongst the directors as they shall mutually agree or in default of such agreement equally between them.

(c)

The directors shall also be entitled to be paid their reasonable traveling and hotel and other expenses incurred in attending and returning from meetings of the directors or any committee of the directors or general meetings of the Company or in connexion with the business of the Company.

93.

The shareholding qualification for directors may be fixed by the Company in general meeting, and unless and until so fixed no qualification shall be required.

94.

A director of the Company may be or become a director or other officer of, or otherwise interested in, any Company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and, subject to the Ordinance, no such director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company unless the Company otherwise direct.

Borrowing Powers

95.

The directors may exercise all the powers of the Company to borrow money for the purposes of the Company, without limit and upon such terms as they may think fit, and to mortgage or charge its undertaking, property (both present and future) and uncalled capital, or any part thereof, and to issue bonds, debentures, debenture stock, and, subject to section 57B of the Ordinance, convertible debentures and convertible debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

96.

Debentures, debenture stock, bonds or other securities may be made assignable free from any equines between the Company and the person to whom the same may be issued.

97.

Any debentures, debenture stock, bonds or other securities may be issued at a discount, premium or otherwise and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of rectors and otherwise.

98.

If any uncalled capital of the Company is included in or charged by any mortgage or other security, the directors may, by instrument under the seal, authorise the person in whose favour such mortgage or security is executed, or any other person in trust for him, to make calls on the members in respect of such uncalled capital, and the provisions hereinbefore contained in read to calls shall, mutatis mutandis apply to calls made under such authority, and such authority may be made exercisable either conditionally or unconditionally, and either presently or contingently, and either to the exclusion of the directors' powers or otherwise, and shall be assignable if expressed so to be.

99.

Where any uncalled capital of the Company is charged, all persons taking any subsequent charge thereon shall take the same subject to such prior charge and shall not be entitled, by notice to the shareholders or otherwise, to obtain priority over such prior charge.

100.

If the directors or any of them, or any other persons, shall become personally liable for the payment of any sum primarily due from the Company, the directors may execute or cause to be executed any mortgage, charge or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the directors or persons so becoming liable as aforesaid from any loss in respect of such liability.

Powers and Duties of Directors

101.

The business of the Company shall be managed by the directors, who may pay all expenses incurred in promoting and registering the Company, and may exercise all such powers of the Company as arc not, by the Ordinance or by these Articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any of these Articles, to the provisions of the Ordinance and to such regulations, being not inconsistent with the aforesaid Articles or provisions, as may be prescribed by the Company in general meeting; but no regulation made by the Company in general meeting shall invalidate any prior act of the directors which would have been valid if that regulation had not been made.

102.

(a)

The directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles) and for such period and subject to such conditions as they may think fit.

(b)

Any such appointment may (if the directors think fit) be made in favour of any company or of the members, directors, nominees or managers of any company or firm, or in favour of any fluctuating body of persons whether nominated directly or indirectly by the directors.

(c)

Any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him

103.

The Company may exercise the powers conferred by section 35 of the Ordinance with regard to having an official seal for use abroad, and such powers shall be vested in the directors who may impose such restrictions on the use thereof as they think fit. Wherever in these Articles reference is made to the seal, the reference shall, when and so far as may be applicable, be deemed to include any such official seal as aforesaid.

104.

The Company may exercise the powers conferred upon the company by sections 103, 104 and 106 of the Ordinance with regard to the keeping of a branch register, and the directors may (subject to the provisions of those sections) make and vary such regulations as they may think fit respecting the keeping of any such register.

105.

(a)

A director who is in any way, whether directly or indirectly, interested in a contract or proposed contract (being a contract of significance in relation to the company's business) with the Company shall, if his interest in the contract or proposed contract is material, declare the nature of his interest at a meeting of the directors in accordance with section 162 of the Ordinance.

(b)

A director may vote in respect of any contract or arrangement in which he is interested or upon any matter arising thereout and if he shall do so his vote shall be counted and he shall be reckoned in estimating a quorum when any such contract or arrangement is under consideration, provided that the nature of his interest is disclosed by him at the meeting of the directors at which the contract or arrangement is first taken into consideration if his interest then exists) or (in any other case) at the first meeting of the directors after the acquisition of his interest, whether such acquisition is before or after the contract or arrangement in question is entered into.

(c)

A director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of director for such period and on such terms (as to remuneration and otherwise) as the directors may determine and no director or intending director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any director is in any way interested, be liable to be avoided, nor shall any director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason of such director holding that office or of the fiduciary relation thereby established.

(d)

A director, notwithstanding his interest, may be counted in the quorum present at any meeting at which he or any other director is a pointed to hold any such office or place of Profit under the Company or at which the terms of any such appointment are arranged, and he may vote on any such appointment or arrangement other than his own appointment or the arrangement of the terms thereof.

(e)

Any director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a director; provided that nothing herein contained shall authorize a director or his firm to act as auditor to the Company.

106.

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the directors shall from time to time by resolution determine.

107.

The directors shall cause minutes to be made in books provided for the purpose:

(a)

of all appointments of officers made by the directors;

(b)

of the names of the directors resent at each meeting of the directors and of any committee of the directors; and

(c)

of all resolutions and proceedings at all meetings of the Company, of the directors and of committees of directors.

108.

The directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

Disqualification of directors

109.

The office of director shall be vacated if the director:

(a)

ceases to be a director by virtue of section 155 of the Ordinance; or

(b)

becomes bankrupt or suspends payment or makes any arrangement or composition with his creditors generally; or

(c)

becomes of unsound mind; or

(d)

resigns his office by notice in writing to the Company given in accordance with section 157D (3)(a) of the Ordinance; or

(e)

shall for more than 6 months have been absent without permission of the directors from meetings of the directors held during that period; or

(f)

is removed by a special resolution passed pursuant to Article 114.

Retirement and re-election of Directors

110.

At each annual general meeting of the Company all the directors shall retire but shall be eligible for reelection. Every such retiring director shall if not declining himshelf in writing for re-election deemed automatically to have been re-elected at the annual general meeting in question unless one of the events specified in Article 109 shall have happened.

111.

No person other than a director retiring at the meeting shall, unless recommended by the directors, be eligible for election to the office of director at any general meeting unless not less than 2 nor more than 14 days before the date appointed for the meeting there shall have been left at the registered office of the Company notice in writing, signed by a member duly qualified to attend and vote at the meeting for which such notice is given, of his intention to propose such person for election, and also notice in writing signed by that person of his willingness to be elected.

112.

The Company may from time to time by ordinary resolution increase or reduce the number of directors.

113.

The directors shall have power at any time, and from time to time, to appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing directors, but so that the total number of directors shall not at any time exceed the number fixed in accordance with these Articles. Any director so appointed shall hold office only until the next following annual general meeting and shall then be eligible for re-election.

114.

The Company may by special resolution remove any director before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such director. Such removal shall be without prejudice to any claim such director ma have for damages for breach of any contract of y service between him and the Company.

115.

The Company may by ordinary resolution appoint another person in place of a director removed from office under the immediately preceding Article, and, without prejudice to the powers of the directors under Article 113, the company in general meeting may appoint any person to be a director either to fill a casual vacancy or as an additional director.

Proceedings of Directors

116.

(a)

The directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings, as they think fit. Meetings of the directors may be held in Hong Kong or in any other part of the world as may be convenient for the majority. Questions arising at any meeting shall be decided by a majority of votes and in case of an equality of votes the chairman shall have a second or casting vote. A director may (and the secretary on the requisition of a director shall) at any time summon a meeting of the directors.

(b)

Any director or member of a committee of directors may participate in a meeting of the directors or such committee by means of a telephone or other audio communications equipment whereby all persons attending or participating the meeting can hear each other. The person or persons participating the meeting in the aforesaid manner shall be deemed for all purposes to be present in person at such meeting.

117.

The quorum necessary for the transaction of the business of the directors may be fixed by the directors and unless so fixed shall be two.

118.

The continuing directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to the Articles of the Company as the necessary quorum of directors, the continuing directors or director may act for the purpose of increasing the number of directors to that number or of summoning a general meeting of the company, but for no other purpose.

119.

The directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within 5 minutes after the time appointed for holding the same, the directors present may choose one of their number to be chairman of the meeting.

120.

The directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors.

121.

A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present within 5 minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

122.

A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the chairman shall have a second or casting vote.

123.

All acts done by any meeting of the directors or of a committee of directors or by any person acting as a director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director.

124.

A resolution in writing, signed by a majority of the directors and consisting of one document or separate copies prepared and/or circulated for the purpose shall be as valid and effective as if it had been passed at a meeting of the directors duly convened and held:

Provided that this Article shall not apply in relation to any contract or arrangement in which a director or directors are interested, unless the director or directors who are so interested have previously declared their interest to the others or the number of directors signing the resolution who are not interested in the contract or arrangement would have constituted a quorum of directors if a meeting had been held for the purpose of considering the contract or arrangement. A message sent by a director by cable, telex, facsimile or other remote electronic information delivery system shall be deemed to be a document signed by him for the purposes of this Article.

Managing Director

125.

The directors may from time to time appoint one or more of their body to the office of managing director for such period and on such terms as they think fit and, subject to the terms of any arrangement entered into in any particular case, may revoke such appointment. Such appointment shall be automatically determined if the person appointed ceases from any cause to be a director.

126.

A managing director shall receive such remuneration (whether by way of salary, commission orparticipation in profits, or partly in one way and partly in another) as the directors may determine.

127.

The directors may entrust to and confer upon a managing director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers.

Alternate Directors

128.

(a)

A director may at any time appoint any other person (whether a director or member of the Company or not) to act as alternate director at any meeting of the board at which the director is not present, and may at any time revoke any such appointment.

(b)

An alternate director so appointed shall not be entitled as such to receive an remuneration from the Company, but shah otherwise be subject to the provisions hereof with regard to directors.

(c)

An alternate director shall be entitled to receive notices of all meetings of the board and to attend and vote as a director at any such meeting at which the director appointing him is not personally present, and generally to perform all the functions, tights, powers and duties of the director b whom he was appointed in his capacity as a director but not in his capacity as a manager or working director.

(d)

An alternate director shall ipso facto cease to be an alternate director if his appointor ceases for any reason to be a director, provided that if a director retires and is re-elected by the meeting at which such retirement took effect, any appointment made by him pursuant to this Article which was in force immediately prior to his retirement shall continue to operate after his re-election as if he had not so retired.

(e)

Where a director who has been appointed to be an alternate director is present at a meeting of the board in the absence of his appointor such alternate director shall have one vote in addition to his vote as director.

(f)

Every appointment and revocation of appointment of an alternate director shall be made by instrument in writing under the hand of the director making or revoking such appointment and such instrument shad only take effect on the service thereof at the registered office of the Company or upon the secretary.

(g)

The remuneration of any such alternate director shall be payable out of the remuneration payable to the director appointing him and shall consist of such portion of the last-mentioned remuneration as shall be agreed between the alternate director and the director appointing him.

Secretary

129.

The first secretary of the Company shall be Tims Registration Limited and shall hold office until the first meeting of the directors. The subsequent secretary shall be appointed by the directors for such term, at such remuneration and upon such conditions as they may think fit; and any secretary so appointed may be removed by them.

130.

A provision of the Ordinance or these Articles requiring or authorizing a thing to be done by or to a director and the secretary shall not be satisfied by its being done by or to the same person acting both as director and as, or in the place of, the secretary.

The Seal

131.

The directors shall provide for the safe custody of the seal, which shall not be affixed to any instrument except by the authority of the directors or of a committee of the directors authorised by the directors in that behalf and in the presence of one director or of the secretary or such other person or persons as the directors or the committee of directors may appoint for that purpose; and such director, the secretary or other person or persons shall sign every instrument to which the seal is so affixed in his or their presence.

Dividends and Reserves

132.

The Company in general meeting may declare dividends, but no dividend shall exceed the amount recommended by the directors.

133.

The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the Company.

134.

No dividend shall be paid otherwise than out of profits.

135.

The directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the directors, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the directors may from time to time think fit. The directors may also, without placing the same to reserve, carry forward any profits which they may think prudent not to divide.

136.

Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as aid on the shares during any portion or portions of p the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.

137.

The directors may deduct from any dividend payable to any member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

138.

Any dividend, bonus, interest or other moneys payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register of members or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of 2 or more joint holders may give effectual receipts for any dividends, bonuses, interest or other moneys payable in respect of the shares held by them as joint holders.

139.

Any general meeting declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid-up shares, debentures or debenture stock of any other Company or in any one or more of such ways, and the rectors shall give effect to such resolution; and where any difficulty arises in regard to such distribution, the directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed or that fractions of less than one dollar may be disregarded in order to adjust the rights of all parties, and may vest any such cash or specific assets in trustees as may seem expedient to the directors Where requisite, a proper contract or written particulars thereof shall be filed in accordance with section 45 of the Ordinance; and in the case of a written contract the directors may appoint any person to sign such contract on behalf of the persons entitled to the dividend or capitalised fund, such appointment shall be effective.

140.

No dividend shall bear interest against the Company.

Accounts

141.

The directors shall cause proper books of account to be kept with respect to:

(a)

all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place;

(b)

all sales and purchases of goods by the Company;

(c)

the assets and liabilities of the Company.

142.

The books of account shall be kept at the registered office of the Company, or, subject to section 1210 of the Ordinance, at such other place or places as t c directors think fit, and shall always be open to the inspection of the directors.

143.

The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right of inspecting any account or book or document of the company except as conferred by statute or authorized by the directors or by the Company in general meeting.

144.

The directors shall from time to time, in accordance with sections 122, 124 and 129D of the Ordinance, cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are referred to in those sections.

145.

A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the Company in general meeting shall, not less than 21 days before the date of the meeting, be sent to every member of, and every holder of debentures of, the Company and to all persons other than members or holders of debentures of the Company, being persons entitled to receive notices of general meetings of the Company:

Provided that this Article shall not require a copy of those documents to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

Audit

146.

Auditors shall be appointed and their duties regulated in accordance with sections 131, 132, 133, 140, 140A, 14013 and 141 (save as provided by section 141D) of the Ordinance.

Capitalization of Profits

147.

The Company in general meeting may upon the recommendation of the directors resolve that it is desirable to capitalize any part of any money, investments or other assets for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares, debentures or debenture stock held by such members respectively or paying up in full (either at par or at such premium as the resolution may provide) unissued shares or debentures or debenture stock of the Company to be allotted and distributed credited as fully paid-up to and amongst such members in the proportions aforesaid, or partly in the one way and partly in the other, and the directors shall give effect to such resolution:

Provided that a share premium account and a capital redemption reserve fund may, for the purposes of this Article, only be applied in the paying up of unissued shares to be allotted to members of the Company as fully-paid bonus shares.

148.

Whenever such a resolution as aforesaid shall have been passed the directors shall make all appropriations and applications of the undivided profits resolved to be capitalized thereby and all allotments and issues of fully-paid shares, debentures or debenture stock, if any, and generally shall do all acts and things required to give effect thereto, with full power to the directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares, debentures or debenture stock becoming distributable in fractions, and, also to authorize any person to enter on behalf of all the members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid-up, of any further shares, debentures or debenture stock to which they may be entitled upon such capitalization, or (as the case may require) for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalized, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

Notices

149.

Every member and director shall register with the Company an address either in Hong Kong or elsewhere to which notices can be sent; and any member or directors shall fail so to do, notice may be given to such member or director by sending the same in any of the manners hereinafter mentioned to his last known place of business or residence or, if there be none, a notice posted up in the registered office of the Company shall be deemed to be duly served at the expiration of 24 hours after it is so posted.

150.

A notice may be given by delivery, prepaid letter (airmail in the case of a registered address outside Hong Kong), cable or telex message or by other remote electronic information delivery system.

151.

(a) A notice delivered to a registered address shall be deemed to have been served at the time of delivery.

(b)

A notice sent by repaid letter to a registered address in Hong Kong shall be deemed to have been served on the day following its posting.

(c)

A notice sent by prepaid airmail letter to a registered address outside Hong Kong shall be deemed to have been served on the fifth day following its posting.

(d)

A notice sent by cable or telex message or by other remote electronic information delivery system shall be deemed to have been served on the day following the despatch of the cable or telex message.

(e)

In the case of a notice sent by prepaid letter, in proving service thereof it shall be sufficient to prove that the envelope or wrapper containing the notice was properly addressed and stamped and was deposited in a post box or at the post office.

152.

A notice may be given by the Company to the point holders of a share by giving the notice to the joint holder first named in the register of members in respect of the share.

153.

Any person who by operation of law, transfer or other means whatsoever shall become entitled to any shares shall be bound by every notice in respect of such shares which, before his name and address has been entered on the register of members, shall be duly given to the person from whom he derives his title to such share.

154.

Any notice or document delivered or sent by post to the registered address of any member in pursuance of these presents shall, notwithstanding that such member be then deceased and whether or not the Company has notice of his decease, be deemed to have been duly served (in respect of any registered shares, whether held solely or jointly with other persons) on such members until some other person be registered in his stead as the holder or joint holder thereof and such service shall for all purposes of these presents be deemed a sufficient service of such notice or document on his executors or administrators and all persons (if any) jointly interested with him in any such share.

155.

Notice of every general meeting shall be given in any manner hereinbefore authorised to:

(a)

every member except those members who have not supplied to the Company an address for the giving of notices to them; and

(b)

the auditor for the time being of the Company.

No other person shall be entitled to receive notices of general meetings.

Winding Up

156.

If the Company shall be wound up, the liquidator may with the sanction of a special resolution of the Company and any other sanction required by the Ordinance, divide amongst the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

157.

On any sale of the undertaking of the Company the directors or the liquidator on a winding up may, if authorized by a special resolution, accept fully or partly paid-up shares, debentures or securities of any other company, either then existing or to be formed for the purchase in whole or in part of the property of the Company, and the directors (if the profits of the Company permit), or the liquidator (on a winding up), may distribute such shares or securities or any other property of the Company amongst the members without realisation, or vest the same in trustees for them, and any special resolution may provide for the distribution or appropriation of the cash, shares or other securities, benefits or property otherwise than in accordance with the strict legal rights of the members or contributories of the Company, and for the valuation of any such securities or property at such price and in such manner as the meeting may approve; and all holders of shares shall be bound to accept and shall be bound by any valuation or distribution so authorised and waive all rights in relation thereto, save only, in case the Company is proposed to be or is in the course of being wound up, such statutory rights (if any) under section 237 of the Ordinance as are incapable of being varied or excluded by these Articles.

158.

In case any of the shares to be divided as aforesaid consist of shares which involve a liability to calls or otherwise any person entitled under such division to any of the said shares may, within ten days after the passing of the special resolution, by notice in writing direct the liquidator to sell his proportion and pay him the net proceeds and the liquidator shall if practicable act accordingly.

Indemnity

159.

Every director, managing director, agent, auditor, secretary and other officer for the time being of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in relation to the Company in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connexion with any application under section 358 of the Ordinance in which relief is granted to him by the court and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this Article shall only have effect in so far as its provisions are not avoided by any provision of the Ordinance.